Exhibit 99.1

FOR IMMEDIATE RELEASE:

PRESS RELEASE

TAYLOR DEVICES ANNOUNCES NEW DIRECTOR

NORTH TONAWANDA, NY, FEBRUARY 6, 2007 - Taylor Devices, Inc. (NASDAQ SmallCap: "TAYD") has elected John Burgess, 62, to its corporate Board of Directors.  Mr. Burgess is currently an operating partner at Summer Street Capital Partners, serving in an advisory and consulting capacity.  He served as the Chairman and Chief Executive Officer of Reichert, Inc., a company engaged in the design, development, manufacture and sale of ophthalmic and analytical instruments, until his retirement in January 2007.

The election of Mr. Burgess fills the vacancy that was created when director Donald B. Hofmar passed away on September 3, 2006.   Douglas P. Taylor, President stated, "Don was one of our most beloved board members who diligently served as a member of the Company's Board of Directors since 1991."  He concluded, "I believe that Mr. Burgess is a worthy successor to Don, and an excellent addition to our team.'

The Board also appointed Mr. Burgess to serve on the Company's Audit Committee and as the Audit Committee's financial expert, as well as on the Company's Nominating Committee and Compensation Committee.

Taylor's website can be visited at: www.taylordevices.com

Taylor Devices, Inc.

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